Exbhibit 99.2

PRESENTED BY Angela Selden President and CEO Richard Sunderland, CPA Executive VP and CFO American Public Education, Inc. Fourth Quarter 2022 Results March 14, 2023

Safe Harbor Statement Please note that statements made in this presentation regarding American Public Education, Inc . and its subsidiaries (the “Company”) that are not historical facts may be forward - looking statements based on current expectations, assumptions, estimates and projections about the Company and the industry . These forward - looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from those expressed or implied by such statements . Forward - looking statements may be able to be identified by words such as anticipate, believe, seek, could, estimate, expect, intend, may, plan, should, will, would, transition, interest, on track, entering and similar words or their opposites . Forward - looking statements include, without limitation, expectations regarding growth, registrations, enrollments, revenues, expenses, net income, margin, earnings per share, adjusted EBITDA and EBITDA, brand repositioning, and NCLEX pass rates . Actual results could differ materially from those expressed or implied by forward - looking statements as a result of various factors, including risks related to dependence on the effectiveness of the Company’s ability to attract students who persist in its institutions’ programs, the inability to effectively market the Company’s programs or expand into new markets, impacts of the transition to new systems for soldiers to request tuition assistance or the reduction, elimination, or suspension of or changes to tuition assistance, effects of changes the Company makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed, the inability to adjust to future market demands, continued strong competition in the education market, failure to comply with regulatory and accrediting agency requirements or to maintain institutional accreditation, the loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid, the impact of recent regulatory rulemakings, the failure to meet applicable NCLEX pass rates, difficulties involving business combinations and acquisitions, obligations related to our debt and preferred stock, inability to attract, retain, and develop skilled personnel, impacts of changes in management, dependence on and the need to continue to invest in the Company’s technology infrastructure, and the risk factors described in the risk factor section and elsewhere in the Company’s annual report on Form 10 - K and in the Company’s other SEC filings . You should not place any undue reliance on any forward - looking statements . The Company undertakes no obligation to update publicly any forward - looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future . 2

Executive Summary

apei AMERICAN PUBLIC EDUCATION, INC.

Highlights

- APEI delivered $15.4 million and $56.7 million of Adjusted EBITDA for 4Q'22 and full year 2022, respectively, in line with guidance
- 2022 enrollment momentum in 3 out of 4 education units expected to continue in 2023
  - APUS: Continued growth in the military, focus on margin expansion, selective price increases, increased marketing efficiency, brand re-positioning and strong cash flow generation
  - HCN: Continue robust start growth and price increase in 2Q'23
  - GSUSA: Platform to grow our career learning business
- 2023 is a rebuilding year at Rasmussen
  - 4Q'22 organizational and operational realignment in place to drive sustainable growth, align resources more directly to improve NCLEX pass rates and reduce operating costs
  - Unexpected leadership departures and assumptions of new duties associated with the reorganization in late 4Q'22 had negative impacts on 1H'23 starts. Elevated 16-year Rasmussen veteran to Chief Operations Officer
  - Identified NCLEX improvement opportunities and implementing solutions
- APEI continues to see Rasmussen as a unique and valuable asset
  - Educating new nurses to fill 225,000 per year US supply/demand gap for next eight years
  - Highly leveraged on-ground operating model that scales with enrollment

Guidance Summary

($ in millions)	1Q 2023		
Revenue	$155.1	to	$157.1
Net loss avail. to common	($9.7)	to	($8.4)
Adjusted EBITDA[1]	$2.4	to	$4.1

1) Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non-cash expenses such as stock compensation and non-recurring expenses) is a non-GAAP financial measure. Refer to appendix for GAAP to non-GAAP reconciliation

3

• 1Q’23 registrations of approximately 2.4% growth versus prior year period, or approximately 96.3K enrollments • Strong military registrations, green shoots in new non - military offset partly by returning non - military and veteran declines • 2023 focus is on increasing retention and brand awareness; implementing select price increases to offset inflationary costs; and increased marketing efficiency APUS Registration and Education Unit Update 4Q'22 Forecast 1Q’23 and Education Unit Update 4 • 4Q'22 net course registrations increase driven by strong military growth: • 4Q'22 military registrations +4% compared to 4Q’21 • 4Q'22 Army registrations +7% compared to 4Q’21 • ArmyIgnitED transition to version 2.0 has been substantially completed without enrollment incident to date 92.9K 82.6K 83.1K 86.6K 345.3K 94.0K 83.5K 85.8K 87.2K 350.4K 1Q 2Q 3Q 4Q Full Year APUS Net Course Registrations +1% +1% +3% +1% +1% 2021 2022 2021 2022 2021 2022 2021 2022 2021 2022 94.0K 1Q 2.4% Forecast Period 96.3k 2022 2023

• 4Q'22 HCN enrollment growth of 4% versus prior year comparable period, +10% 2 - year CAGR, all - time high enrollment • Welcomed first Detroit Michigan cohort as planned and with strong demand HCN Enrollment and Education Unit Update 5 4Q'22 Forecast 1Q’23 and Education Unit Update • 1Q’23 HCN enrollment growth of 10% versus prior year comparable period, reaching record enrollment figures • 2Q’23 price increase initiated • HCN forecasted to stabilize cost structure 2,270 2,380 2,320 2,510 2,460 2,440 2,410 2,600 1Q 2Q 3Q 4Q HCN Enrollment +8% +3% +4% +4% 2021 2022 2021 2022 2021 2022 2021 2022 2,460 2,700 1Q +10% Forecast Period 2022 2023

8,300 8,200 8,300 7,700 8,700 7,600 8,400 6,800 8,700 7,700 8,000 7,300 8,400 8,000 7,800 7,500 17,000 15,900 16,300 15,000 17,100 15,600 16,200 14,300 2Q 2021 2Q 2022 3Q 2021 3Q 2022 4Q 2021 4Q 2022 1Q 2022 1Q 2023 Rasmussen Enrollment Non-nursing Nursing Rasmussen Enrollment and Education Unit Update 6 • Strong 4Q’22 Rasmussen positive start growth vs 4Q’21, first in six quarters • 4Q'22 nursing enrollment contracted by 12% compared to 4Q’21 • impacted by caps/enrollment policies in select markets • 4Q’22 non - nursing enrollment contracted by 5% compared to 4Q’21 • Online enrollments up • Implemented organizational and operational realignment • Unexpected senior leadership departures in late 4Q’22 4Q'22 Forecast 1Q’23 and Education Unit Update • Selective price increases implemented • 4Q’22 organizational realignment created disruption in 4Q and 1Q’23 • Rehired leader responsible for strong 4Q’22 starts as the Chief Operations Officer • Centers for Educational Readiness and Nursing Excellence defined and implemented initiatives for clinical availability and improved NCLEX success Forecast Period

4Q'22 Financial Highlights

apei AMERICAN PUBLIC EDUCATION, INC.

Financial Summary

($ in millions)	Three Months Ended December 31, 2021	2022	% Change	Twelve Months Ended December 31, 2021	2022	% Change
APUS Revenue[1]	73.4	73.4	0%	283.7	285.1	1%
Rasmussen Revenue	68.4	60.7	-11%	89.5	253.3	NM
HCN Revenue	12.3	12.6	3%	45.8	47.1	3%
Corporate and Other[1]	(0.0)	5.7	NM	(0.2)	20.9	NM
Total revenue	154.0	152.4	-1%	418.8	606.3	45%
Net (loss) income	9.4	(6.5)	NM	17.8	(115.0)	NM
Adjusted EBITDA[2]	29.3	15.4	-48%	64.7	56.7	-12%
EPS (diluted)	0.50	(0.35)	NM	0.97	(6.08)	NM

(1) During the third quarter of 2021, we revised our reportable segments and updated the results for the prior period to conform to the current period presentation. Additionally, during the first quarter of 2022, we added Graduate School USA to Corporate and Other.

(2) EBITDA plus stock compensation, loss on disposal of long-lived assets, goodwill and intangible impairments and M&A- related professional and integration fees. Please refer to Appendix for GAAP to Non-GAAP reconciliation.

Capitalization and Liquidity

($ in millions)	Dec. 31, 2021	Dec. 31, 2022
Term Loan	$172.8	$99.1
Revolver, drawn	$0.0	$0.0
Total Debt	$172.8	$99.1
Unrestricted Cash	$122.6	$102.6
Net Debt	$50.2	-

Solid liquidity position:
- *$103 million of unrestricted cash*
- *$20 million undrawn revolver*
- *$0 million of net debt*

7

These statements are based on current expectations. These statements are forward - looking and actual results may differ materially. (1) APUS Net course registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. (2) HCN and Rasmussen student enrollment represents the total number of students enrolled in a course after the date by which stu den ts may drop a course without financial penalty. (3) Please refer to Appendix for GAAP to Non - GAAP reconciliation APEI’s 1Q’23 Outlook 8 First Quarter 2023 Guidance Full Year 2021 Guidance (Approximate) (% Yr/Yr Change) APUS Net course registrations 1 96,300 2.4% HCN Student enrollment 2 2,700 10% RU Student enrollment 2 14,300 -12% - Nursing 6,800 -19% - Non-Nursing 7,500 -4% ($ in millions except EPS) APEI Consolidated revenue $155.1 to $157.1 0% to 2% APEI Net loss available to common -$9.7 to -$8.4 n.m. APEI Adjusted EBITDA 3 $2.4 to $4.1 -86% to -76% APEI Diluted EPS -$0.51 to -$0.44 n.m.

Thank You

Appendix: Enrollment and Registration Summary 10 4Q 2022 4Q 2021 % Change APUS Registrations 87,200 86,600 1% Total Rasmussen Enrollment 15,600 17,100 -9% Rasmussen Nursing Enrollment 7,600 8,700 -12% Rasmussen Non-Nursing Enrollment 8,000 8,400 -5% HCN Enrollment 2,600 2,510 4%

American Public Education is presenting adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of adjusted net income to the comparable GAAP financial measure that is included in the table below (under the caption “GAAP Net Income to Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business . Appendix: Disclosures 11 GAAP Net Income to Adjusted EBITDA:   (in thousands, except per share data)         Net (loss) income $ (6,535) $ 9,381 (114,993) 17,752 Income tax expense (benefit) (1,124) 4,002 (36,276) 7,511 Interest expense (income) 7,389 3,110 17,728 4,277 Equity investment loss 8 4 21 831 Depreciation and amortization 7,878 8,271 32,127 17,832 EBITDA 7,616 24,768 (101,393) 48,203 Impairment of goodwill and intangible assets 2,000 - 146,900 - Adjustment to gain on acquisition - - (3,828) - Stock Compensation 1,306 1,685 8,009 7,654 Loss on disposals of long-lived assets 214 1,100 1,176 1,282 M&A - related professional and integration fees 4,264 1,791 5,866 7,574 Adjusted EBITDA $ 15,400 $ 29,344 56,730 64,713 Twelve Months Ended December 31, 2022 2021 The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted EBITDA for the three and twelve months ended December 31, 2022 and 2021: Three Months Ended December 31, 2022 2021

American Public Education is presenting adjusted EBITDA in connection with its GAAP outlook and urges investors to review the reconciliation of projected adjusted net income to the comparable GAAP financial measure that is included in the table below (under the caption “GAAP Outlook Net Income to Outlook Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business . Appendix: Disclosures (continued) 12 GAAP Net Income to Adjusted EBITDA:   (in thousands, except per share data)     Net loss available to common $ (9,680) $ (8,388) Preferred dividends 1,455 1,455 Net loss (8,225) (6,933) Income tax expense (benefit) (2,597) (2,189) Interest expense (income) 2,355 2,355 Depreciation and amortization 6,793 6,793 EBITDA (1,674) 26 Stock Compensation 1,771 1,771 Integration Expenses 2,335 2,335 Adjusted EBITDA $ 2,432 $ 4,132 March 31, 2023 Low High The following table sets forth the reconciliation of the Company’s forecast GAAP net income to the calculation of adjusted EBITDA for the three months ending March 31, 2023: Three Months Ending